CONSENT BY LEGAL AND TAX COUNSEL

The Scott Law Firm, (the "Undersigned"), hereby consents to being named as legal and tax counsel in a Form S-1 Registration Statement and the inclusion of the legal opinions rendered by the Undersigned as Exhibits 5 and 8 thereto filed with the Securities and Exchange Commission by the Fremont Fund, Limited Partnership, in connection with a proposed offering of limited partnership interests (the "Units") to the public as described in said Registration Statement.



                                          William S. Scott
                                          William S. Scott

                                          The Scott Law Firm
                                          2730 SW 3rd Avenue, 5th Floor
                                          Miami, Florida 33129

                                          (305) 285-4114
                                          Facsimile (305) 285-4160


Florida Bar Number #947822
Dated:  August 5, 1996